Exhibit 10.61

SECOND AMENDMENT

TO THE

BOSTON PROPERTIES, INC.

1999 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

The Boston Properties, Inc. 1999 Employee Stock Purchase Plan, as amended (the “Plan”) is hereby amended as follows:

1.	Section 2.9 is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, Eligible Employee shall include each employee who is a member of Local 32B-32J of the Service Employees International Union or Local 94 of the International Union of Operating Engineers.

2.	Except as so amended, the Plan in all other respects is hereby confirmed.

Executed this 21st day of December, 2002.

BOSTON PROPERTIES, INC.

By:	/s/ Robert E. Burke